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                                                                    EXHIBIT 23.7



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-4) and related Prospectus of Apartment Investment and Management Company for the registration of up to 7,205,739 shares of Class A Common Stock and to the incorporation by reference therein of our report dated February 13, 1998, except for Note 20, as to which the date is March 19, 1998, with respect to the consolidated financial statements of Insignia Financial Group, Inc. included as Exhibit 99.2 in Apartment Investment and Management Company's Current Report on Amendment No. 1 to Form 8-K dated March 17, 1998, filed with the Securities and Exchange Commission.



                                          /s/ERNST & YOUNG LLP



Greenville, South Carolina


April 3, 1998